EXHIBIT 5.1

October 21, 2010

Northern States Financial Corporation
1601 North Lewis Avenue
Waukegan, Illinois  60085

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Northern States Financial Corporation, a Delaware corporation, (the “Company”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of 400,000 shares of the Company’s common stock, $0.40 par value per share (the “Common Stock”), issuable under the Northern States Financial Corporation 2009 Restricted Stock Plan (the “Plan”).

In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement; the Company’s Certificate of Incorporation, as amended, as currently in effect; the Amended and Restated By-Laws of the Company, as currently in effect; the Plan; and such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion.  We have assumed, and express no opinion as to, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic and the genuineness of all signatures.

Based on the foregoing and the number of shares of Common Stock outstanding as of the date hereof, it is our opinion that the 400,000 shares of Common Stock, if and when issued by the Company in accordance with the Plan, will be validly issued, fully paid and nonassessable.

We are duly licensed to practice law in the State of Illinois and in rendering the opinion set forth herein, we express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect.  We express no opinion as to the laws of any jurisdiction or as to any local or municipal laws, ordinances, rules or regulations, or as to any state securities or blue sky laws.

Northern States Financial Corporation
October 21, 2010

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.  The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Very truly yours,
/s/Vedder Price P.C.